Non-Employee Director

R E S T R I C T E D  S T O C K  P U R C H A S E  A G R E E M E N T

                         Non-transferable

                            GRANT  TO


                         ----------------
                            ("Grantee")


               by Movie Gallery, Inc. (the "Corporation") of
          shares of its common stock, $0.001 par value (the "Shares")
----------

pursuant to and subject to the provisions of the Movie Gallery, Inc. 2003 Stock Plan, as amended, and to the terms and conditions set forth on the following page (the "Terms and Conditions"). By accepting the Shares, Grantee shall be deemed to have agreed to the terms and conditions set forth in this Agreement and the Plan.

Unless vesting is accelerated in accordance with the Plan or in the discretion of the Board, the Shares will vest (become non-forfeitable) in accordance with the following schedule:

             Months of Service
               as a Director
            after the Grant Date          Percent of Shares Vested
          ------------------------      ----------------------------
                    12                              100%


IN WITNESS WHEREOF, Movie Gallery, Inc., acting by and through its duly authorized officers, has caused this Agreement to be executed as of the Grant Date.

                              MOVIE GALLERY, INC.

                              By:
                                -------------------------------------


                              Accepted by:
                                         ----------------------------


                              Grant Date:
                                        -----------------------------






TERMS AND CONDITIONS

1. Grant of Shares. The Corporation hereby grants to the Grantee named on page 1 hereof, subject to the restrictions and the other terms and conditions set forth in the Plan and in this Agreement, the number of shares indicated on page 1 hereof of the Corporation's $0.001 par value common stock (the "Shares"). Capitalized terms used herein and not otherwise defined shall have the meanings assigned to such terms in the Plan.

2. Restrictions. The Shares are subject to each of the following restrictions. "Restricted Shares" mean those Shares that are subject to the restrictions imposed hereunder which restrictions have not then expired or terminated. Restricted Shares may not be sold, transferred, exchanged, assigned, pledged, hypothecated or otherwise encumbered. If Grantee's service as a member of the Board of the Corporation terminates for any reason before the Shares are vested as provided in Section 3 hereof, then Grantee shall forfeit all of Grantee's right, title and interest in and to the Restricted Shares as of the date of termination of service, and such Restricted Shares shall revert to the Corporation immediately following the event of forfeiture. The restrictions imposed under this Section shall apply to all shares of Common Stock or other securities issued with respect to Restricted Shares hereunder in connection with any merger, reorganization, consolidation, recapitalization, stock dividend or other change in corporate structure affecting the Common Stock.

3. Expiration and Termination of Restrictions. The restrictions imposed under Section 2 will expire as to all of the Shares at earlier of (i) the end of 12 months following the Grant Date, or (ii) a date specified by the Plan or in the discretion of the Board (the period prior to such expiration or vesting being referred to herein as the "Restricted Period").

4. Delivery of Shares. The Shares will be registered in the name of Grantee as of the Grant Date and may be held by the Corporation during the Restricted Period in certificated or uncertificated form. If a certificate for Restricted Shares is issued during the Restricted Period, such certificate shall be registered in the name of Grantee and shall bear an appropriate legend reflecting the terms of this Agreement. At the expiration of the Restricted Period, the Corporation shall either, at its discretion, (i) cause a stock certificates for the Shares, without the above legend, to be delivered to Grantee or Grantee's designee, or (ii) deliver the Shares in uncertificated form to a brokerage firm for Grantee's account, without restriction; provided that, in either case, delivery may be postponed for such period as may be required for the Corporation with reasonable diligence to comply, if deemed advisable by the Corporation, with registration requirements under the Securities Act of 1933, listing requirements of any stock exchange, and requirements under any other law or regulation applicable to the issuance or transfer of the Shares.

5. Voting and Dividend Rights. Grantee, as beneficial owner of the Shares, shall have full voting and dividend rights with respect to the Shares during and after the Restricted Period. If Grantee forfeits any rights he may have under this Agreement, Grantee shall no longer have any rights as a stockholder with respect to the Restricted Shares or any interest therein and Grantee shall no longer be entitled to receive dividends on such stock.

6. Changes in Capital Structure. The provisions of the Plan shall apply in the case of a change in the capital structure of the Corporation.

7. No Right of Continued Service. Nothing in this Agreement shall interfere with or limit in any way the right of the Corporation to terminate Grantee's service as a member of the Board at any time, nor confer upon Grantee any right to continue such service.

8. Amendment. The Board or the Committee may amend, modify or terminate this Agreement without approval of Grantee; provided, however, that such amendment, modification or termination shall not, without Grantee's consent, reduce or diminish the value of this award determined as if it had been fully vested on the date of such amendment or termination.

9. Plan Controls. The terms contained in the Plan are incorporated into and made a part of this Agreement and this Agreement shall be governed by and construed in accordance with the Plan. In the event of any actual or alleged conflict between the provisions of the Plan and the provisions of this Agreement, the provisions of the Plan shall be controlling and determinative.

10. Notice. Notices under this Agreement must be in writing and either personally delivered or sent by registered or certified US mail, return receipt requested, postage prepaid. Notices to the Corporation must be addressed to Movie Gallery, Inc., 900 West Main Street, Dothan, Alabama 36301: Attn: Secretary, or any other address designated by the Corporation in a written notice to Grantee. Notices to Grantee will be directed to the address of Grantee then currently on file with the Corporation, or at any other address given by Grantee in a written notice to the Corporation.